EX 10.1  Share Exchange Agreement between PreferSoft and Phon-Net.com Inc.

                            SHARE EXCHANGE AGREEMENT
                            ------------------------

This Share Exchange Agreement ("AGREEMENT"), between Prefersoft Inc. ("Psoft")
an Alberta Corporation, referred to as "Psoft", and Phon-Net.com Inc. a Florida corporation, referred to as "PHNT"

 W I T N E S S E T H:

E.       WHEREAS, PHNT is a corporation organized under the laws of Florida
F.       WHEREAS, Psoft is willing to exchange, and PHNT desires to exchange shares of capital stock in Psoft for preferred shares in the PHNT.
G.       WHEREAS, Psoft by consent of majority of its shareholders agrees and the majority of shareholders of PHNT agree to a share exchange on the following terms,
H.       WHEREAS, PHNT and Psoft will benefit from the transactions contemplated hereby and desire to implement the contemplated transaction.

         NOW, THEREFORE, it is agreed among the parties as follows:

 DEFINITIONS

 "Effective Date"       The effective date of this agreement shall be the 15th
                        day of April 2002.

 "SEC "                 The United States Securities and Exchange Commission

 "ASC"                  The Alberta Securities Commission

 "Shares"               The shares mean the common shares of the PHNT.

 "Class B Shares"       The Super voting right shares as described in the
                        regulatory filings.

 "Preferred Shares"     The authorized class of Preferred shares authorized by
                        PHNT

 "Corporate Attorney "  means Jeff Klein, a lawyer employed at the Law firm of
                        Newman, Pollock and Klein located in Boca Raton,
                        Florida USA

 ARTICLE I

 The Consideration
 -----------------

     PHNT shall issue five million shares of Class A Preferred shares for all the shares in Psoft. Psoft shall be a wholly owned subsidiary of PHNT after the completion of the share exchange.

1.1      THE TERMS OF THE CLASS A PREFERRED

     a.)  Conversion-One share of Class A Preferred is convertible into one share of common stock of PHNT.  The conversion of a Class A Preferred share may only occur after the term of the holding period have been met.
     b.)  Holding requirements The Class A preferred share may be converted into one common share of PHNT after the holder of the share has owned the share, directly, for a minimum of twelve months and the following conditions have been met:
          i.) The common share price of PHNT has not traded under 0.75 dollars
          USD on the market for the last twenty-five (25) days.
          ii.) The management of PHNT at it sole discretion  maintains the right to determine the timing of the conversion of the Class A Preferred shares, such approval not to be unduly withheld, where time is of the essence.
     c.)  Par Value - Class A Preferred shall have a par value of .001
     d.)  Voting Rights- Class A Preferred shares shall be entitled to one vote per share.
     e.)  Transferability-  The shares may be transferred or sold in compliance with all regulatory requirements.

1.2      ADDITIONAL SHARES

     a.)  Purchase price PHNT shall offer the shareholders of Psoft the right to purchase additional shares of PHNT. PHNT shall make available two million shares of common stock at a price equal to eighty-five percent of the twenty-five day moving average bid price prior to the closing of this transaction. The management of PHNT is responsible for all registration with local regulatory authority prior to the sale of any security.
     b.)  Regulatory requirements - sale of any security shall be made only with written legal opinion from corporate council, such opinion not to be unduly withheld where time is of the essence. In the event a favorable opinion is not obtained, PHNT is under no requirement to sell additional shares of stock to the shareholders of Psoft.
     c.)  Exemption- The sale of shares sold to the shareholders of Prefersoft shall be in compliance of all rules and regulation of the SEC and the
          ASC.
     d.)  Holding Period-  The purchaser of the shares agrees to hold their shares for a minimum of twelve (12) months.

                                   ARTICLE II

                               Delivery of Shares
                               ------------------

     PHNT shall deliver five million shares of Class A Preferred to the
Corporate Attorney and Psoft shall deliver all the shares of Psoft to the
Corporate Attorney.

                                   ARTICLE III

              Representations, Warranties, and Covenants of PsoftS
              -----------------------------------------------------

 Psoft makes these representations or warranties as officers and directors of
Psoft

     Psoft hereby represent, warrant, and covenant to PHNT as follows:

     3.1 Psoft is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has the corporate power and authority to carry on its business as it is now being conducted. The Articles of
Incorporation of Psoft and amendments, copies of which have been delivered to
PHNT, are complete and accurate, and the minute books of Psoft, which will be delivered to PHNT contain a complete and accurate record of all material actions taken at, all meetings of the shareholders and Board of Directors of Psoft.

     3.2 The aggregate number of shares, which Psoft is authorized to issue, is an unlimited number of shares, with no value, of which approximately 30,000,000 shares are issued and outstanding. Such shares are fully paid and non-assessable. Psoft has no outstanding options (which will be exercised), warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock.

     3.3 Psoft has complete and unrestricted power to enter into and, upon receipt of the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     3.4 Psoft shall not enter into or consummate any transactions other than those required in the normal course of business, prior to the closing date and will pay no dividend, or increase the compensation of officers and will not enter into any other material  business  agreement or transaction,  prior to the closing date without written approval of PHNT.

     3.5 The representations and warranties of Psoft shall be true and correct as of the date hereof and as of the Closing Date.

     3.6 Psoft has made available to PHNT all of the corporate books and pertinent records of Psoft for review such records and books are subject to complete confidentiality and to be returned promptly if removed from Psoft premises if this agreement fails to close.

     3.7 No representation or warranty by Psoft in this Agreement or any document or certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.8. All financial statements delivered by Psoft to PHNT herein sometimes called " Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of the periods indicated. The financial statements of Psoft have been prepared in accordance with Canadian Generally Accepted Accounting Principles and are un-audited. The
Financial statements and books and records of Psoft are accurate and in good order. They are available for a review by PHNT and their SEC approved auditor.
In the event the books and records of Psoft and their Financial statements do not meet with the approval of the above Auditor then this agreement becomes null and void. Any employment and other agreements between Psoft and the principals of Psoft shall also become null and void.

     3.9 Since the dates of the Psoft Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of Psoft. Psoft does not have any material liabilities or obligations, secured or unsecured, except as shown in the financial statements.

     3.10 There are no pending legal proceedings or regulatory proceedings involving Psoft, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of Psoft and Psoft, threatened against Psoft or affecting any of their assets or properties, and Psoft is not in any material breach or violation of or default under any contract or instrument to which Psoft is a party.

                                   ARTICLE IV

               Representations, Warranties, and Covenants of PHNT
               --------------------------------------------------

No representations or warranties are made by any director, officer, employee, or shareholder of PHNT as individuals, except as and to the extent stated in this
Agreement or in a separate written statement.

     PHNT hereby represents, warrants, and covenants to Psoft as follows:

     4.1 PHNT is a corporation duly organized, validly existing, and in good standing under the laws of the Florida and has the corporate power and authority and to carry on its business as it is now being conducted.

     4.2 PHNT has complete and unrestricted power to enter into this agreement;
and, to consummate the transactions contemplated by this Agreement.

     4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by
PHNT will conflict with or result in a breach or violation of the Articles of
Incorporation or Bylaws of PHNT, or any SEC regulations.

     4.4 The execution of this Agreement has been duly authorized and approved by the Board of Directors of the PHNT.

     4.5 The representations and warranties of PHNT shall be true and correct as of the date hereof and as of the Closing Date.

                                    ARTICLE V

               Obligations of the Parties Pending the Closing Date
               ---------------------------------------------------

     5.1 At all times prior to the Closing Date during regular business hours,
Psoft will arrange for the PHNT to examine the books and records of Psoft and the PHNT will allow Psoft to examine its books and records to the extent the same are relevant to the purchase of the Stock and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information that is confidential or proprietary information. During the term of this Agreement, and for two years following the earlier of the Closing or the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly destroy, return, or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c)
information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

     5.2 Psoft and PHNT shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

     5.3 All  parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                              Procedure for Closing
                              ---------------------

     6.1 Prior to the execution of this document Psoft shall present a proxy tally indicating the approval of the majority of shareholders of Psoft. Psoft must deliver all certificates of Psoft to the Corporate Attorney for the execution of the share exchange.

     6.2  Prior to the closing of the transaction each member of Board of
Directors of PHNT must issue a statement in writing indicating they have reviewed necessary documentation for their full satisfaction and approval of the share exchange.

                                   ARTICLE VII

                           Conditions Precedent to the
                           ---------------------------
                          Consummation of the Purchase
                          ----------------------------

     The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

     7.1 Psoft and PHNT shall each have performed and complied with all of their respective obligations hereunder that are to be complied with or performed on or before the Closing Date and Psoft and PHNT shall provide one another at the
Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the
Closing Date pursuant to the terms of this Agreement.

     7.2 This Agreement and the transactions contemplated herein shall have been duly and  validly  authorized,  approved  and  adopted  by Psoft  and by PHNT in accordance with the applicable laws.

     7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which if decided adversely to any party hereto or its directors or officers of Psoft would materially and adversely affect the business, assets, or financial position of Psoft.

     7.4 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the other party. However, either PHNT or Psoft may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement will give prior written notice to the other party and opportunity to participate in such release or statement.

                                  ARTICLE VIII

                           Termination and Abandonment
                           ---------------------------

     8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the closing date:

     (a)  By mutual consent of Psoft and PHNT;

     (b)  By either party, if any condition set forth in Article VII relating to the other party has not been met or has not been waived by the closing date;

     (c)  By PHNT and Psoft if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

     (d)  By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

     8.2 Any of the terms or conditions of this Agreement may be waived at any time in writing by the party, which is entitled to the benefit thereof.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

     9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein, referenced herein, or those provided for herein.

     9.2  To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use commercially reasonable efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     9.4 This Agreement may be amended only in writing duly executed by all parties hereto.

     9.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

 Psoft:

 To:     Mr. Marcel Jacques, Chairman

 Prefersoft Inc.
 810-808 4th Ave SW
 CALGARY, AB T2P 3E8

 Copy to:         Mr. George Leslie

 PHNT:

 To:     Mr. Todd Violette

 Phonnet.com Inc
 16 West 46th Street 7th Floor
 New York, New York 10039
 212-504-5204

 Copy to:

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

 IN WITNESS WHEREOF, the parties have set their hands this 13 day of March, 2002

PreferSoft Inc.                              Phon-net.com

           /s/ Marcel Jacques                /s/ Todd Violette
           ------------------------          ---------------------------------
Chairman   Marcel Jacques              COO   Todd Violette